As filed with the Securities and Exchange Commission on February 20, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOTTOMLINE TECHNOLOGIES (DE), INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0433294
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

325 Corporate Drive

Portsmouth, New Hampshire 03801-6808

(603) 436-0700

Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kevin M. Donovan

Chief Financial Officer

Bottomline Technologies (de), Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

(603) 436-0700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David A. Westenberg

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D., or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered (1)	Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $.001 par value per share	205,882	$33.08	$6,810,577	$878

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby includes any additional shares of common stock that may become issuable in connection with stock splits, stock dividends or similar events.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock on February 12, 2014 as reported on the Nasdaq Global Select Market.
(3)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is applying the registration fee of $879 paid in connection with the Registrant’s Registration Statement on Form S-3, File No. 333-193843, that was filed on February 10, 2014, as all of the securities registered thereunder remain unsold, to offset the registration fee due hereunder.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (the “New Form S-3”) is being filed immediately after the withdrawal of the Registrant’s Registration Statement on Form S-3, File No. 333-193843, that was filed on February 10, 2014 (the “Old Form S-3”). The New Form S-3 is being filed because the Registrant inadvertently failed to check the box on the cover of the Old Form S-3 to indicate that the Old Form S-3 was a registration statement that shall become effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933. The New Form S-3 relates to the resale of the same securities subject to the Old Form S-3 and is substantively identical to the Old Form S-3 except that the New Form S-3 shall become effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933.

PROSPECTUS

205,882 Shares

Common Stock

This prospectus relates to 205,882 shares of our common stock that may be offered for sale by the persons named in this prospectus under the caption “Selling Stockholders”. The shares of common stock offered by this prospectus were acquired by the selling stockholders in connection with our acquisition of a business from the selling stockholders.

We will not receive any of the proceeds from the offer and sale of the shares of common stock offered hereby. The selling stockholders will pay or assume brokerage commissions and similar charges incurred for the sale of these shares of common stock.

The shares of common stock may be offered for sale from time to time by the selling stockholders (including their pledgees, assignees and successors) acting as principal for their own accounts, in brokerage transactions at prevailing market prices, in transactions at negotiated prices or through any other means described in this prospectus under the caption “Plan of Distribution”. It is not possible at the present time to determine the price to the public in any sales of the shares of common stock by the selling stockholders. Accordingly, the public offering price and the amount of any applicable discounts, concessions or commissions will be determined at the time of such sales by the selling stockholders.

Our registration of such shares of our common stock does not necessarily mean that the selling stockholders will sell any of the common stock that we have registered.

Our common stock trades on the NASDAQ Global Select Market under the symbol EPAY. On February 19, 2014, the closing sale price of our common stock on the NASDAQ Global Select Market was $34.19.

Investing in our common stock involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus, and one or more of our stockholders may sell our securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we or a selling stockholder sells securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 3 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “Bottomline” and “us” refer, collectively, to Bottomline Technologies (de), Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.bottomline.com/. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-25259) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013;

•	Current Reports on Form 8-K filed August 20, 2013, November 20, 2013 and January 30, 2014 and Current Report on Form 8-K/A filed November 1, 2013; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 12, 1999, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Bottomline Technologies (de), Inc.

Attn: Investor Relations Department

325 Corporate Drive

Portsmouth, New Hampshire 03801

Phone: (603) 501-4899

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may include “forward-looking statements” within the meaning of the securities laws. Words such as “expects,” “anticipates,” “targets,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues” and “may” and variations of such words and similar expressions are intended to identify such forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact our financial results, refer to the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statements represent our views only as of the time they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements, except to the extent required by law.

BOTTOMLINE

We provide cloud-based payment, invoice and banking solutions to banks, corporations, insurance companies and financial institutions around the world. Our solutions are used to streamline, automate and manage processes and transactions involving global payments, cash management, invoice receipt and approval, collections, risk mitigation, document management, reporting and document archive. We offer hosted or Software as a Service (SaaS) solutions, as well as software designed to run on-site at the customer’s location. Historically our software has been sold predominantly on a perpetual license basis. However, a growing portion of our offerings are being sold as SaaS-based solutions and paid for on a subscription and transaction basis.

We operate a cloud-based network that facilitates the exchange of electronic payments and invoices between buyers and their suppliers. We offer hosted and on-premise solutions that banks use to provide cash management and treasury capabilities to their business customers, as well as SWIFT financial messaging solutions for banks and corporations around the world. We offer legal spend management solutions that automate receipt and review of legal invoices for insurance companies and other large corporate consumers of outside legal services. Our corporate customers rely on our solutions to automate their payment and accounts payable processes and to streamline and manage the production and retention of electronic documents. Our document automation solutions are used by organizations to automate paper-intensive processes for the generation of transactional and supply chain documents.

Our solutions complement, leverage and extend our customers’ existing information systems, accounting applications and banking relationships and can be deployed quickly and efficiently. To help our customers receive the maximum value from our products and meet their specific business requirements, we also provide professional services for installation, training, consulting and product enhancement.

In August 2013, we acquired SF2I SA (Sterci), a Switzerland based corporation, and in September 2013, we acquired Simplex GTP Limited (Simplex), a UK based corporation. Sterci and Simplex were each a leading provider of financial messaging solutions utilizing the SWIFT global messaging network. In January 2014, we acquired Rationalwave Analytics, Inc., an early stage predictive analytics technology company, for consideration consisting of cash and an aggregate of 205,882 shares of our common stock. The selling stockholders were stockholders of Rationalwave and received the shares offered for sale hereby in connection with such acquisition.

Our principal executive offices are located at 325 Corporate Drive, Portsmouth, New Hampshire 03801, and our telephone number is (603) 436-0700.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock offered and sold by the selling stockholders pursuant to this prospectus. The selling stockholders will receive all of the proceeds from any such sales. See the section entitled “Selling Stockholders” below.

SELLING STOCKHOLDERS

Background

We are registering an aggregate of 205,882 shares of our common stock held by the former stockholders of Rationalwave Analytics, Inc. in connection with our acquisition of that business.

Beneficial Ownership of the Selling Stockholders

The following table sets forth information with respect to the selling stockholders, the number of shares of common stock each may offer under this prospectus, the number of shares of common stock each selling stockholder beneficially owns prior to the offering, and the number of shares each selling stockholder will beneficially own after the offering assuming such selling stockholder sells all of the shares that may be offered under this prospectus. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders and on 39,112,924 shares of our common stock outstanding as of February 4, 2014.

Shares listed under the heading “Number of Shares Being Registered” represent the number of shares that may be sold by the selling stockholders pursuant to this prospectus.

The information under the heading “Shares of Common Stock Beneficially Owned Prior to Offering” is determined in accordance with the rules of the SEC. Shares of common stock issuable upon exercise or conversion of options, warrants or convertible securities that are exercisable or convertible on or within 60 days from February 4, 2014 are deemed outstanding for computing the percentage ownership of the person holding the options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

The information under the heading “Shares of Common Stock Beneficially Owned After Offering” assumes the selling stockholders sells all of their respective shares offered pursuant to this prospectus to unaffiliated third parties, that the selling stockholders will acquire no additional shares of our common stock prior to the completion of this offering, and that any other shares of our common stock beneficially owned by the selling stockholders will continue to be beneficially owned. The selling stockholder may sell all, part or none of its shares.

	Number of Shares of Owned Prior to the Offering			Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering(1)
Name of Selling Stockholder	Number	Percentage			Number	Percentage
Rationalwave OnShore Equity Fund, LP	52,776		*	52,776	—	—

Mark Rosenblatt	38,570		*	38,570	—	—

Jerzy Bala(2)(3)	31,170		*	31,170	—	—

Fred Ramberg(2)(4)	28,738		*	28,738	—	—

Jianping Zhang(5)	32,243		*	32,243	—	—

Dan Orlow	9,084		*	9,084	—	—

Robert Carter	9,084		*	9,084	—	—

George Kassabgi	2,595		*	2,595	—	—

Jim Jordan	973		*	973	—	—

Jeff Newman	649		*	649	—	—

*	Less than one percent.
(1)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(2)	The selling stockholder is an employee of Bottomline. Shares beneficially owned and shares offered hereby consist of common stock issued to the selling stockholder in connection with our acquisition of Rationalwave Analytics, Inc.
(3)	These shares are unvested as of February 20, 2014 and cannot be sold until vested. These shares shall vest in accordance with a stock vesting agreement between the selling stockholder and us as follows: 6.25% on April 29, 2014, plus an additional 6.25% for each subsequent three month period until fully vested on January 29, 2018, subject to certain accelerated vesting and reorganization provisions set forth in the stock vesting agreement.
(4)	These shares are unvested as of February 20, 2014 and cannot be sold until vested. These shares shall vest in accordance with a stock vesting agreement between the selling stockholder and us as follows: 6.25% on April 29, 2014, plus an additional 6.25% for each subsequent three month period until fully vested on January 29, 2018, subject to certain accelerated vesting and reorganization provisions set forth in the stock vesting agreement.
(5)	These shares are unvested as of February 20, 2014 and cannot be sold until vested. These shares shall vest in accordance with a stock vesting agreement between the selling stockholder and us as follows: 6.25% on June 30, 2014, plus an additional 6.25% for each subsequent three month period until fully vested on March 31, 2018, subject to certain accelerated vesting and reorganization provisions set forth in the stock vesting agreement.

Material Relationships with the Selling Stockholders

We entered into an Agreement and Plan of Merger dated January 29, 2014 with Rational Acquisition, Inc., Rationalwave Analytics, Inc. and Stockholders of Rationalwave Analytics, Inc. pursuant to which we purchased substantially all of the stock of Rationalwave Analytics, Inc. for cash and the issuance to the selling stockholders of an aggregate of 205,882 shares of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of their respective shares and, if they default in the performance of their respective secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed Bottomline that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders (including their officers, directors, agents, brokers, investment advisors, employees and control persons) against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of Bottomline Technologies (de), Inc. appearing in Bottomline Technologies (de), Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2013, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements and schedule as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

205,882 Shares

Common Stock

Prospectus

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares), all of which will be borne by the Registrant. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$878
Printing and engraving	1,000
Accounting services	3,000
Legal fees of Registrant’s counsel	10,000
Total	$14,878

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the state of Delaware (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article EIGHTH of the Registrant’s Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Article NINTH of the Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

Article NINTH of the Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the DGCL is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

The Registrant has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Portsmouth, State of New Hampshire, as of this 20th day of February, 2014.

BOTTOMLINE TECHNOLOGIES (de), INC.

By:	/s/ Kevin M. Donovan
Kevin M. Donovan Chief Financial Officer and Treasurer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Bottomline Technologies (de), Inc., hereby severally constitute Joseph L. Mullen, Robert A. Eberle and Kevin M. Donovan, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Bottomline Technologies (de), Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Eberle Robert A. Eberle	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2014

/s/ Kevin Donovan Kevin Donovan	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 20, 2014

/s/ Joseph L. Mullen Joseph L. Mullen	Chairman of the Board	February 20, 2014

/s/ Joseph L. Barry, Jr. Joseph L. Barry, Jr.	Director	February 20, 2014

Michael J. Curran	Director

Signature	Title	Date

/s/ Jennifer M. Gray Jennifer M. Gray	Director	February 20, 2014

/s/ Jeffrey C. Leathe Jeffrey C. Leathe	Director	February 20, 2014

/s/ James L. Loomis James L. Loomis	Director	February 20, 2014

/s/ Daniel M. McGurl Daniel M. McGurl	Director	February 20, 2014

/s/ James W. Zilinski James W. Zilinski	Director	February 20, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant’s Current Report on Form 8-K, filed on January 18, 2013)

3.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2007, filed on September 12, 2007)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)